EXHIBIT 10.5
AMENDMENT NO. 1
TO
TERM LOAN CREDIT AGREEMENT

THIS AMENDMENT NO. 1 TO TERM LOAN CREDIT AGREEMENT (this “Amendment”), dated as of November 3, 2025, is entered into by and among NORTHWEST NATURAL HOLDING COMPANY, an Oregon corporation (the “Borrower”), the lending institutions party hereto (each a “Lender” and, collectively, the “Lenders”) and U.S. BANK NATIONAL ASSOCIATION, as Administrative Agent (the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Amended Term Loan Agreement (as defined below).
WITNESSETH
WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to that certain Term Loan Credit Agreement dated as of January 6, 2025 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Term Loan Agreement”; and the Existing Term Loan Agreement as modified and amended hereby, the “Amended Term Loan Agreement”);
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent make certain amendments to the Existing Term Loan Agreement; and
WHEREAS, the Lenders and the Administrative Agent are willing to amend the Existing Term Loan Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:
Section 1.    Amendments to the Existing Term Loan Agreement. Effective as of the date of satisfaction of the conditions of effectiveness set forth in Section 2 below (the “Amendment No. 1 Effective Date”), the parties hereto agree that the Existing Term Loan Agreement is hereby amended as follows:
(a)Section 1.01 of the Existing Term Loan Agreement is hereby amended to insert in alphabetical order, or amend and restate, as applicable, the following definitions:
“Amendment No. 1 Effective Date” means November 3, 2025.
“Maturity Date” means August 6, 2026; provided, however, that if such date is not a Business Day, the Maturity Date shall be the next preceding Business Day.
“Outbound Investment Rules” means the regulations administered and enforced, together with any related public guidance issued, by the United States Treasury Department under U.S. Executive Order 14105 of August 9, 2023, or any similar law or regulation; as of the Amendment No. 1 Effective Date, and as codified at 31 C.F.R. § 850.101 et seq.
(b)Article III of the Existing Term Loan Agreement is hereby amended to insert the following new Section 3.17 at the end thereof:

SECTION 3.17. Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries is a “covered foreign person” as that term is used in the Outbound Investment Rules. Neither the Borrower nor any of its Subsidiaries currently engages, or has any present intention to engage in the future, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. As used in this Section 3.17, “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
(c)Article VI of the Existing Term Loan Agreement is hereby amended to insert the following new Section 6.03 at the end thereof:
SECTION 6.03. Outbound Investment Rules. The Borrower will not, and will not permit any of its Subsidiaries to, (a) be or become a “covered foreign person,” as that term is defined in the Outbound Investment Rules, or (b) engage, directly or indirectly, in (i) a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, (ii) any activity or transaction that would constitute a “covered activity” or a “covered transaction,” as each such term is defined in the Outbound Investment Rules, if the Borrower were a U.S. Person or (iii) any other activity that would cause the Administrative Agent or any Lender to be in violation of the Outbound Investment Rules or cause the Administrative Agent or any Lender to be legally prohibited by the Outbound Investment Rules from performing under this Agreement. As used in this Section 6.03, “U.S. Person” means any United States citizen, lawful permanent resident, entity organized under the laws of the United States or any jurisdiction within the United States, including any foreign branch of any such entity, or any person in the United States.
(d)Section 7.01(d) of the Existing Term Loan Agreement is hereby amended to (i) insert the phrase “or 6.03” immediately after the phrase “6.02” now appearing therein and (ii) delete the phrase “or” appearing immediately before the phrase “6.02” therein and insert a comma immediately before such phrase.
Section 2.    Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if:
(a)    The Administrative Agent (or its counsel) shall have received either (i) counterparts of this Amendment duly executed by the Borrower, the Lenders and the Administrative Agent or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or electronic transmission of an executed signature page of this Amendment) that such parties have executed counterparts of this Amendment.
(b)    The Administrative Agent shall have received (i) those fees required to be paid on the Amendment No. 1 Effective Date pursuant to that certain Amendment No. 1 Fee Letter, dated as of the date hereof, by and between the Borrower and the Administrative Agent and (ii) to the extent invoiced and due, all of the Lenders’ and the Administrative Agent’s accrued costs, fees and expenses through the date hereof (including the reasonable fees and expenses of legal counsel) required to be reimbursed or paid by the Borrower pursuant to any Loan Document shall have been fully paid.
(c)    The Administrative Agent (or its counsel) shall have received such legal opinions, certificates and corporate and organizational documents as the Administrative Agent shall reasonably request in connection with this Amendment, each in form and substance consistent with the closing documentation delivered in connection with the Existing Term Loan Agreement.
Section 3.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Amended Term Loan Agreement constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    Upon the effectiveness of this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) with the same effect as though made on and as of the date hereof, except to the extent that any such representation or warranty specifically refers to an earlier date, in which case such representation or warranty is true and correct in all material respects (or in all respects if such representation or warranty is qualified by Material Adverse Effect or other materiality qualifier) as of such earlier date.

Section 4.    Effect on the Existing Term Loan Agreement.
(a)    Upon and after the occurrence of the Amendment No. 1 Effective Date, each reference in the Amended Term Loan Agreement, to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Amended Term Loan Agreement.
(b)    Except as specifically amended and modified above, the Amended Term Loan Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect, and are hereby ratified and confirmed.
(c)    The execution, delivery and effectiveness of this Amendment shall neither, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Administrative Agent, nor constitute a waiver of any provision of the Amended Term Loan Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. The Administrative Agent and the Lenders expressly reserve all of their rights and remedies, including the right to institute enforcement actions in consequence of any existing Defaults or Events of Default, if any, not waived hereunder or otherwise at any time without further notice, under the Amended Term Loan Agreement, all other documents, instruments and agreements executed in connection therewith, and applicable law.
(d)    The Amendment is a Loan Document pursuant to the Amended Term Loan Agreement.

Section 5.    Costs and Expenses. The Borrower hereby affirms its obligations under Section 9.03 of the Amended Term Loan Agreement to reimburse the Administrative Agent for all reasonable out-of-pocket expenses incurred by the Administrative Agent, including the reasonable fees, charges, and disbursements of counsel for the Administrative Agent, in connection with this Amendment.
Section 6.    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
Section 7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
Section 8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Section 9.06 of the Amended Term Loan Agreement shall apply to this Amendment, mutatis mutandis.
Section 9.    No Novation. Neither the execution, delivery and acceptance of this Amendment nor any of the terms, covenants, conditions or other provisions set forth herein or in the Amended Term Loan Agreement are intended, nor shall they be deemed or construed, to effect a novation of any liens or indebtedness or other obligations under the Existing Term Loan Agreement or any other Loan Document (as defined in the Existing Term Loan Agreement) or to pay, extinguish, release, satisfy or discharge (w) all or any part of the indebtedness or other obligations evidenced by the Existing Term Loan Agreement, (x) the liability of any Person under the Existing Term Loan Agreement or the Loan Documents (as defined under the Existing Term Loan Agreement) executed and delivered in connection therewith, (y) the liability of any Person with respect to the Existing Term Loan Agreement or any indebtedness or other obligations evidenced thereby, or (z) any deeds of trust, mortgages, liens, security interests or contractual or legal rights securing all or any part of such indebtedness or other obligations.
The remainder of this page intentionally is blank.

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

NORTHWEST NATURAL HOLDING COMPANY, as Borrower
By:    /s/ Brody J. Wilson
    Name: Brody J. Wilson
    Title: Vice President, Treasurer, Controller,
and Chief Accounting Officer
Signature Page to Amendment No. 1 to Term Loan Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Administrative Agent and individually as a Lender
By:    /s/ Eugene Butera
    Name: Eugene Butera
    Title: Vice President

Signature Page to Amendment No. 1 to Term Loan Agreement